UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                February 9, 1998



                          INTELECT COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                          0-11630                  76-0471342
  (State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)                 File Number)            Identification No.)

                  1100 Executive Drive, Richardson, Texas 75081
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code               (972) 367-2100


                                       N/A
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

        Intelect Communications, Inc. (the "Company") completed $25 million of financings by closing a $10 million private placement of equity and a $15 million two-year credit facility.

        A. $10 MILLION PRIVATE PLACEMENT. The private placement of equity closed on February 9, 1998 and involved the sale of $10 million of Series C Convertible Preferred Stock to four investment entities controlled by Citadel Investment Group L.L.C. or its affiliates (collectively "Citadel"). Citadel purchased 10,000 shares of the Series C Preferred Stock at a price of $1,000 per share for an aggregate offering price of $10 million. The proceeds from the offering will be used by the Company for working capital and general corporate purposes. The Series C Preferred Stock has a 4% annual dividend. The dividend is payable upon the conversion of the Series C Preferred Stock. Further, the dividend is payable in additional shares of common stock of the Company ("Common Stock"), or cash at the option of the Company. The Series C Preferred Stock has no voting rights. The Series C Preferred Stock is convertible upon the earlier of (i) 90 days from the issuance date or (ii) upon the effective date of a registration statement relating to the resale of the Common Stock issuable upon the conversion of the Series C Preferred Stock. Such conversion restrictions do not apply upon the occurrence of certain Extraordinary Events (generally certain transactions resulting in a change in control of the Company or certain private placements of equity of the Company within 90 days of the closing date). The shares of Series C Preferred Stock will automatically convert into Common Stock on the second anniversary of the issuance to the extent any Series C Preferred Stock remains outstanding. Each share of Series C Preferred Stock is convertible into that number of shares of Common Stock equal to the quotient of (i) $1,000, plus any accrued dividends divided by (ii) the Conversion Price. The Conversion Price is the lesser of (a) $9.082 per share, or (ii) 97% of the market price of the Common Stock, where the market price is the arithmetic average of the three lowest Closing Bid Prices for the Common Stock for the 10 consecutive trading days immediately preceding such date of determination. If for any 20 of 30 consecutive trading days the daily volume weighted average trading price (as reported by Bloomberg) of the Common Stock equals or exceeds twelve ($12), then the Company may elect for the Conversion Price to equal $9.082. The Conversion Price is subject to adjustment in the event of certain dilutive transactions by the Company.

        The minimum number of shares that all holders of the Series C Preferred Stock may convert on any one day is at least 500 shares. Upon conversion, the holders of such Common Stock may not sell, in the aggregate, on any single day a number of shares of Common Stock equal to more than 20% of the trading volume for the Common Stock as reported by Bloomberg on the date of such determination. This limitation shall not apply (i) in the event that the daily trading volume is in excess of 200% of the average trading volume for the Common Stock for the six month period which ends on the date before the date of such proposed sale, or (ii) upon the occurrence of a "Triggering Event" (i.e., generally the failure of the Company to have the registration statement covering the resale of the Common Stock declared effective within 180 days of closing or the lapse of the effectiveness of such registration statement, the delisting of the Company from

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NASDAQ, a failure to properly effect a conversion, or a breach of certain material representations, warranties and covenants in the operative transaction documents) or an "Extraordinary Transaction" (i.e., generally transactions which result in a transfer or purchase of more than 49.9% of the Common Stock of the Company or a sale of all or substantially all of its assets).

        The holders of the Series C Preferred Stock and their affiliates have agreed to not engage in any short sales of the Company's Common Stock, other than for sales on the date a conversion notice is submitted entitling the holder to receive the number of shares of Common Stock at least equal to the number of shares sold.

        In connection with the offering, the Company agreed to file a registration statement within 45 days of the closing of the transaction governing the resale of the securities issuable upon conversion of the Series C Preferred Stock. The Company is restricted in making certain private equity offerings until such registration statement is declared effective by the Securities and Exchange Commission.

        The Series C Preferred Stock is redeemable at the option of the Company at a price of 110% of the Sum of the Stated Value per share plus any accrued dividends, if the average of the daily volume weighted average trading price as reported by Bloomberg for the prior ten (10) consecutive trading days is less than $3 per share. The holder of the Series C Preferred Stock can require the Company to redeem the shares upon the occurrence of a "Triggering Event" or upon the consummation of an "Extraordinary Transaction". The redemption price upon such events will be the greater of (i) 120% of the Stated Value of such share, or (ii) the product of the Conversion Rate and the closing sales price of the Common Stock of the Company.

        The shares of Series C Preferred Stock will not be convertible into more than 20% of the Common Stock of the Company without first obtaining shareholder approval in accordance with NASDAQ listing requirements. The Company has no obligation to seek such approval until the holders of the Series C Preferred Stock notify the Company that the number of shares applicable to the NASDAQ 20% cap exceeds 15% of the number of shares of Common Stock of the Company outstanding, subject to certain conditions.

        B. $15 MILLION CREDIT FACILITY. On February 12, 1998, the Company executed an Agreement of Purchase and Sale with St. James Capital Partners, L.P., a private lender (collectively, with St. James Capital Corporation and its affiliated investment entities, "St. James Partners"), pursuant to which the Company was issued a $15,000,000 credit facility from St. James Partners at a fixed interest rate of 7% per annum. No payments of principal and interest are due under the credit facility until maturity. The initial term of the credit facility is one year and the Company has an unrestricted right to extend maturity for another one year term in exchange for the issuance of warrants as described below. Advances under the credit facility are to be used for the purposes of the Company's working capital needs and for retiring debt.

        The outstanding balance of principal and interest due from time to time under the credit facility is convertible into shares of Common Stock of the Company at the price of $9.082 per

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share at the election of St. James Partners, and at the Company's election if the Common Stock has traded at a closing price equal to or greater than $13.50 per share for the previous 15 out of 17 consecutive days and at a price equal to or greater than $13.50 per share as of the date written notice of conversion is provided by the Company to St. James Partners.

        The $15,000,000 credit facility is secured by all the outstanding shares of three of the Company's wholly owned subsidiaries, DNA Enterprises, Inc. ("DNA"), Intelect Visual Communications Corp. ("IVC"), and Intelect Network Technologies Company ("INT") (the pledged shares of DNA, IVC and INT, the "Pledged Stock"). As to an initial advance of $3,000,000 under the credit facility, St. James Partners has agreed to share collateral consisting of the Pledged Stock in pari passu with two existing lenders having security interests in the Pledged Stock on borrowings of the Company in the aggregate principal amount of $9,000,000, each of those borrowings maturing on March 27, 1998. Following such initial advance by St. James Partners, the aggregate borrowings of the Company secured by the Pledged Stock are $12,000,000 of additional principal. With respect to subsequent advances by St. James Partners under the credit facility, the collateral consisting of the Pledged Stock would be shared among the three parties in pari passu, conditioned on prior or contemporaneous reduction of the aggregate debt to such other two secured lenders.

        In connection with the $3,000,000 initial advance by St. James Partners under the credit facility, the Company issued St. James Partners warrants to purchase 450,000 shares of Common Stock, exercisable over a three year period ending February 12, 2001 at the exercise price of $7.50 per share, subject to certain anti-dilution adjustments. Under the terms of the Agreement of Purchase and Sale, additional warrants are issuable to St. James Partners in amounts equal to 15,000 shares of Common Stock for each $100,000 of any subsequent advance under the credit facility. Each such warrant would be exercisable for a three year period from its date of issue. Subject to certain anti-dilution adjustments, the exercise price per share under any warrants issued in conjunction with a subsequent advance under the credit facility will be equal to $7.50 per share with respect to advances up to an aggregate of $10,000,000 in principal borrowings under the credit facility, and in relation to subsequent advances beyond $10,000,000 in aggregate principal borrowed under the credit facility, at an exercise price of $1.50 over the weighted average closing price of the Common Stock for the 10 day period prior to the date of such subsequent advance.

        Under the terms of the Agreement of Purchase and Sale, when the Company elects to extend the maturity of the credit facility for an additional year, additional warrants are issuable to St. James Partners in amounts equal to 5,000 shares of Common Stock for each $100,000 of the debt outstanding. Each such warrant would be exercisable for a three year period from its date of issue. Subject to certain anti-dilution adjustments, the exercise price per share under any warrant issued in connection with the Company's election to extend the maturity date of the credit facility would be equal to $1.50 over the weighted average closing price of the Common Stock for the 10 day period prior to the date of the Company's election to extend the maturity date specified under the credit facility.

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        Common Stock issued to St. James Partners in connection the conversion of the outstanding debt under the credit facility and in connection with the exercise by St. James Partners of any and all warrants issued under the credit facility are subject to a one-time demand registration right granted by the Company as well as piggy-back registration rights. Neither the demand registration right nor the piggy-back registration rights can be exercised by St. James Partners prior to May 31, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired: N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired:    N/A

     (c) Exhibits:

          EXHIBIT    DESCRIPTION OF EXHIBIT
          -------    ----------------------
             3.1     Certificate of Designations establishing the rights and
                     preferences of the Series C Convertible Preferred Stock

             4.1 Registration Rights Agreement among the Company and the Buyers, dated February 6, 1998

             4.2 Registration Rights Agreement dated February 12, 1998 between the Company and St. James Capital Partners, L.P.

             4.3 Warrant to Purchase Common Stock of the Company dated February 12, 1998 issued to St. James Capital Partners, L.P. expiring on February 12, 2001

            10.1 Securities Purchase Agreement among the Company and the Buyers, dated February 6, 1998

            10.2 Agreement of Purchase and Sale dated February 12, 1998 between the Company and St. James Capital Partners, L.P.

            10.3 Convertible Promissory Note dated February 12, 1998 by the Company in favor of St. James Capital Partners, L.P.

            10.4 Pledge Agreement dated February 12, 1998 between the Company and St. James Capital Partners, L.P.

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                                          SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  INTELLECT COMMUNICATIONS, INC.
                                                            (Registrant)

Date:  February 17, 1998                          By:    /s/ HERMAN M. FRIETSCH
                                                              (Signature)
                                                         Herman M. Frietsch
                                                         Chairman of the Board

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                                 EXHIBIT INDEX

          EXHIBIT    DESCRIPTION OF EXHIBIT
          -------    ----------------------
             3.1     Certificate of Designations establishing the rights and
                     preferences of the Series C Convertible Preferred Stock

             4.1 Registration Rights Agreement among the Company and the Buyers, dated February 6, 1998

             4.2 Registration Rights Agreement dated February 12, 1998 between the Company and St. James Capital Partners, L.P.

             4.3 Warrant to Purchase Common Stock of the Company dated February 12, 1998 issued to St. James Capital Partners, L.P. expiring on February 12, 2001

            10.1 Securities Purchase Agreement among the Company and the Buyers, dated February 6, 1998

            10.2 Agreement of Purchase and Sale dated February 12, 1998 between the Company and St. James Capital Partners, L.P.

            10.3 Convertible Promissory Note dated February 12, 1998 by the Company in favor of St. James Capital Partners, L.P.

            10.4 Pledge Agreement dated February 12, 1998 between the Company and St. James Capital Partners, L.P.